MICROMUSE INC.

Exhibit 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Micromuse Inc. for the quarter ended March 31, 2003, I, Michael L. Luetkemeyer, Interim Chief Executive Officer and Chief Financial Officer of Micromuse Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)

such Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Micromuse Inc.

A signed original of this written statement required by Section 906 has been provided to Micromuse Inc. and will be retained by Micromuse Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is intended solely to accompany the Report under Section 906 and is not to be deemed “filed” as part of the report in accordance with SEC Release Nos. 33-8212 and 34-47551.

Dated: May 13, 2003
	By:	/s/ MICHAEL L. LUETKEMEYER

Michael L. Luetkemeyer Interim Chief Executive Officer and Chief Financial Officer

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